Ex. 5

                       Opinion of Reed Smith Shaw & McClay

                                 April 20, 1999

Penn-America Group, Inc.
420 S. York Road
Hatboro, PA 19040

                  Re:  Penn-America Group, Inc.
                       Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have  acted as  counsel  to  Penn-America  Group,  Inc.,  a
Pennsylvania corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Abbreviated Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of an additional 20,000 shares of the Company's Common Stock (the "Shares"). The Shares are to be offered for sale to the public together with shares of the same class registered pursuant to the Company's Registration Statement on Form S-3 (No. 333-49055) which was declared effective April 16, 1998 (the "Initial Registration Statement").

                  In  connection  with our opinion,  we have reviewed and relied upon  the  Initial  Registration  Statement  and  the  Abbreviated  Registration
Statement; the Prospectus in the form thereof included in the Initial Registration Statement; the Articles of Incorporation and the Bylaws of the Company; certified copies of resolutions of the board of directors of the Company authorizing the issuance of the Shares, and the filing of, and the transactions described in, the Initial Registration Statement and Abbreviated Registration Statement; and such other records, documents, instruments and certificates of public officials and of the Company as we have deemed necessary for the purposes of rendering the opinions herein set forth. In making such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

                  Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, after being duly issued and sold in accordance with the terms set forth in the Abbreviated Registration Statement, will be validly issued, fully paid and non-assessable Shares.

                  This firm is qualified to practice law in the Commonwealth of Pennsylvania and our opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania and the federal laws of the United States.

                  We hereby consent to the use of this opinion for filing with the Abbreviated Registration Statement as an exhibit to the Abbreviated Registration Statement and to the references to this firm under the caption "Legal Opinions" in the Initial Registration Statement.

                                                              Very truly yours,



                                                   /s/ REED SMITH SHAW & MCCLAY
                                                      -------------------------
                                                       REED SMITH SHAW & McCLAY

MBP/SCR/CEE

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